Exhibit 5

PERKINS, SMITH & COHEN, LLP
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                                               Attorneys At Law

                                               ONE BEACON STREET
                                               BOSTON, MA 02108-3106
                                               TEL 617.854.4000 fax 617.854.4040
                                               www.pscboston.com

                                                                  April 22, 2002

Pro-Pharmaceuticals, Inc.
189 Wells Avenue, Suite 200
Newton, Massachusetts 02458

Ladies and Gentlemen:

     We have acted as special counsel for Pro-Pharmaceuticals, Inc., a Nevada corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of Post-Effective Amendment No. 1 to a Registration Statement on Form SB-2 (the "Amended Registration Statement"), including a prospectus to be filed with the Commission pursuant to Rule 424(b) of Regulation C promulgated under the Securities Act (the "Prospectus") relating to shares of the Company's common stock, par value $.001 per share (the "Common Stock"), as follows: (i) a "best efforts" placement of up to 1,428,572 shares of Common Stock to be issued and sold by the Company (the "Company Shares"), and (ii) the offering of up to 1,221,890 shares of Common Stock by certain stockholders of the Company (the "Stockholders' Shares").

     As special counsel to the Company, in connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions set forth herein. In our examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

     Based upon the foregoing, we are of the opinion that:

     1. The Company Shares, when issued and sold in accordance with the Amended Registration Statement and related Prospectus, will be validly issued, fully paid and non-assessable.

     2. The Stockholders' Shares have been duly authorized and validly issued and are fully paid and non-assessable.

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TEN WEYBOSSET STREET                      1001 PENNSYLVANIA AVENUE, NW, STE 450N
PROVIDENCE, RI 02903-2818                 WASHINGTON, DC 20004
TEL 401.456.1200  FAX 401.456.1210        TEL 202.789.8787   FAX 202.789.4242



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                                               PERKINS, SMITH & COHEN, LLP

Pro-Pharmaceuticals, Inc.
April 22, 2002
Page 2

     We hereby consent to the filing of this opinion as an exhibit to the Amended Registration Statement and to the reference to this firm appearing under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission thereunder.

                                                 Very truly yours,

                                                 /s/ Perkins, Smith & Cohen, LLP

                                                 Perkins, Smith & Cohen, LLP